Exhibit 10.6

EXECUTION COPY

AMENDMENT NO. 1

dated as of November 10, 2015

to

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of October 28, 2015

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of November 10, 2015 by and among Aceto Corporation (the “Borrower”), Aceto Agricultural Chemicals Corporation, Rising Pharmaceuticals, Inc. and Pack Pharmaceuticals, LLC (collectively with the Borrower, the “Loan Parties”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of October 28, 2015 by and among the Loan Parties, the Lenders, the Syndication Agent and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.            Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in the appropriate alphabetical order:

“2015 Convertible Notes” means the unsecured convertible senior notes due no earlier than 2020 issued by the Borrower within sixty (60) days (or such later date as the Administrative Agent agrees to in its reasonable discretion) after the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date” means November 10, 2015.

“Bond Hedge Transaction” has the meaning assigned to such term in the definition of “Permitted Call Spread Swap Agreement”.

“Permitted Call Spread Swap Agreements” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), the cash value thereof or a combination thereof from time to time upon exercise of such option entered into by the Borrower in connection with the issuance of Permitted Convertible Notes (such transaction, a “Bond Hedge Transaction”) and (b) any Swap Agreement pursuant to which the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower) (whether such warrant is settled in shares, cash or a combination thereof) entered into by the Borrower in connection with the issuance of Permitted Convertible Notes (such transaction, a “Warrant Transaction”); provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are customary for Swap Agreements of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith), (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Borrower from the issuance of the related Permitted Convertible Notes and (iii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with GAAP.

“Permitted Convertible Notes” means any unsecured notes issued by the Borrower that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that, the Indebtedness thereunder is permitted under clause (q) of Section 6.02 and the terms, conditions and covenants of such Indebtedness shall be such as are customary for convertible indebtedness of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith).

“Refinancing Convertible Notes” has the meaning assigned to such term in Section 6.14.

“Warrant Transaction” has the meaning assigned to such term in the definition of “Permitted Call Spread Swap Agreement”.

(b)           The definition of “Consolidated Adjusted EBITDA” appearing in Section 1.01 of the Credit Agreement is amended to insert a new sentence therein immediately following the first sentence thereof as follows:

 “For the avoidance of doubt, any non-cash income or loss associated with Permitted Call Spread Swap Agreements, to the extent included in Consolidated Net Income, will be added to or subtracted from, as applicable, Consolidated Adjusted EBITDA.”

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(c)           The definition of “Indebtedness” appearing in Section 1.01 of the Credit Agreement is amended to insert a new sentence at the end thereof as follows:

“Notwithstanding the foregoing, Permitted Call Spread Swap Agreements, and any obligations thereunder, shall not constitute Indebtedness.”

(d)           The definition of “Swap Agreement Obligations” appearing in Section 1.01 of the Credit Agreement is amended to insert a new sentence at the end thereof as follows:

“Notwithstanding the foregoing, Permitted Call Spread Swap Agreements shall not constitute Swap Agreement Obligations.”

(e)           Section 1.04 of the Credit Agreement is amended to insert a new sentence at the end thereof as follows:

“For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Notes shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.”

(f)           Section 5.03(c) of the Credit Agreement is amended to delete the reference to “and quantitative negative covenants,” appearing therein and to replace such reference with “and quantitative negative covenants (including, without limitation, the covenant set forth in Section 6.19, as applicable),”.

(g)          Section 5.08 of the Credit Agreement is amended to delete the reference to “working capital needs, for general corporate purposes,” appearing therein and to replace such reference with “working capital needs, for payments of principal and/or interest due and owing by any Loan Party under any Permitted Convertible Notes, for general corporate purposes,”.

(h)          Section 6.02(q) of the Credit Agreement is restated in its entirety as follows:

“(q)          unsecured Indebtedness of the Borrower (including unsecured Subordinated Indebtedness to the extent subordinated to the Secured Obligations on terms reasonably acceptable to the Administrative Agent), to the extent not otherwise permitted under this Section 6.02; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, (1) no Default or Event of Default shall exist or would result therefrom, and (2) the Total Net Leverage Ratio is less than or equal to a ratio equal to (x) the numerator of the maximum Total Net Leverage Ratio permitted under Section 6.12(a) at such time minus 0.25 to (y) 1.00 (and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect in respect of the requirements set forth in this clause (i), together with all relevant financial information and calculations requested by the Administrative Agent in respect thereof), (ii) such Indebtedness matures after (other than with respect to the 2015 Convertible Notes, in respect of which the foregoing maturity (but not, for the avoidance of doubt, the following scheduled amortization or scheduled payments) restriction shall not apply), and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the Maturity Date (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change nor (y) any early conversion of any such Indebtedness evidenced by Permitted Convertible Notes in accordance with the terms thereof shall violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than the Loan Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement and (v) the aggregate outstanding principal amount of Indebtedness permitted by this clause (q) shall not exceed $200,000,000 at any time;”

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(i)            Section 6.06 of the Credit Agreement is restated in its entirety as follows:

“SECTION 6.06. Loans; Investments and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiaries existing as of the Effective Date or acquired or created after the date hereof, provided the Loan Parties has complied with their obligations under Section 5.09 with respect to such Subsidiary, (b) Eligible Investments, (c) Permitted Acquisitions, (d) investments, loans or advances made on or after the Effective Date by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed $7,500,000 at any time outstanding, (e) investments, loans or advances made on or after the Effective Date by the Loan Parties in Subsidiaries that are Loan Parties, (f) loans and advances to customers, suppliers and/or vendors of any Loan Party, provided the aggregate principal amount of all such loans and advances shall not exceed $3,000,000 at any time outstanding, (g) investments, loans and advances by Subsidiaries that are not Loan Parties to other Subsidiaries that are not Loan Parties, (h) the ETC Acquisition, (i) investments in joint ventures not in excess of $10,000,000 million in the aggregate at any time outstanding; provided that if any Investment pursuant to this clause (i) is made in any person that is not a Subsidiary of Borrower at the date of the making of such Investment and such person becomes a Subsidiary Guarantor after such date, such Investment shall thereafter be deemed to cease to have been made pursuant to this clause (i), (j) the Borrower’s entry into (including any payments of premiums in connection therewith), and performance of obligations under, Permitted Call Spread Swap Agreements in accordance with their terms, and (k) other investments, loans and advances in an aggregate amount not to exceed $5,000,000 at any time outstanding.”

(j)            Section 6.13 of the Credit Agreement is amended to insert a new paragraph at the end thereof as follows:

“Notwithstanding the foregoing, this section 6.13 shall not apply to any direct or indirect prepayment, redemption, repurchase, conversion, settlement, amendment, modification, supplement or adjustment with respect to any Permitted Convertible Notes pursuant to their terms unless such prepayment, redemption, repurchase, conversion, settlement, amendment, modification, supplement or adjustment results from a default thereunder or an event of the type that constitutes an Event of Default.”

(k)          Section 6.14 of the Credit Agreement is amended to insert two new paragraphs at the end thereof as follows:

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“Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on, or required payment of any interest with respect to, any Permitted Convertible Notes, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Notes, shall not constitute a Restricted Payment; provided that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Note (excluding any required payment of interest with respect to such Permitted Convertible Note and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Bond Hedge Transactions constituting Permitted Call Spread Swap Agreements relating to such Permitted Convertible Note (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction constituting a Permitted Call Spread Swap Agreement relating to such Permitted Convertible Note), the payment of such excess cash (any such payment, a “Cash Excess Payment”) shall constitute a Restricted Payment notwithstanding this clause (i); and (ii) any required payment with respect to, or required early unwind or settlement of, any Permitted Call Spread Swap Agreement, in each case, in accordance with the terms of the agreement governing such Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment; provided that, to the extent cash is required to be paid under a Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by the Borrower (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash (any such payment, a “Cash Settlement Payment”) shall constitute a Restricted Payment notwithstanding this clause (ii). Notwithstanding the foregoing, the Borrower may make Restricted Payments in respect of Cash Excess Payments and/or Cash Settlement Payments so long as (1) no Default or Event of Default has occurred and is continuing or would arise after giving effect (including giving effect on a pro forma basis) thereto, (2) at the time of and immediately after giving effect (including giving effect on a pro forma basis) thereto (A) the Borrower is in compliance with the financial covenants set forth in Sections 6.12(a), (b) and (c) and (B) (I) the Total Net Leverage Ratio is less than or equal to a ratio equal to (x) the numerator of the maximum Total Net Leverage Ratio permitted under Section 6.12(a) at such time minus 0.25 to (y) 1.00, and (II) the Senior Secured Net Leverage Ratio is less than or equal to a ratio equal to (x) the numerator of the maximum Senior Secured Net Leverage Ratio permitted under Section 6.12(b) at such time minus 0.25 to (y) 1.00, and (3) at the time of and immediately after giving effect (including giving effect on a pro forma basis) thereto, the sum of Liquidity and the undrawn portion of the Revolving Commitments at such time shall not be less than $20,000,000.

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Notwithstanding the foregoing, the Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Notes by delivery of shares of the Borrower’s common stock and/or a different series of Permitted Convertible Notes (which series (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Notes that are so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to the Borrower than the Permitted Convertible Notes that are so repurchased, exchanged or converted (as determined by the board of directors of the Borrower, or a committee thereof, in good faith)) (any such series of Permitted Convertible Notes, “Refinancing Convertible Notes”) and/or by payment of cash (in an amount that does not exceed the proceeds received by the Borrower from the substantially concurrent issuance of shares of the Borrower’s common stock and/or a Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Call Spread Swap Agreements pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Notes that are so repurchased, exchanged or converted, the Borrower shall (and, for the avoidance of doubt, shall be permitted under this Section 6.14 to) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Call Spread Swap Agreements, if any, corresponding to such Permitted Convertible Notes that are so repurchased, exchanged or converted.”

(l)            A new Section 6.19 is added to the Credit Agreement immediately following Section 6.18 of the Credit Agreement as follows:

“SECTION 6.19. Minimum Liquidity. So long as the 2015 Convertible Notes remain outstanding, during the period commencing on the date that occurs 181 days prior to the maturity date of the 2015 Convertible Notes (the “2015 Convertible Maturity Date”) and ending on the 2015 Convertible Maturity Date, the Loan Parties shall not permit the sum of Liquidity and the undrawn portion of the Revolving Commitments to be less than the Required Amount; provided, however, that the Borrower shall not be required to comply with this Section 6.19 if it shall have demonstrated to the reasonable satisfaction of the Administrative Agent (acting in consultation with the Required Lenders) that the Borrower has made and shall maintain alternative arrangements (such as, without limitation, binding refinancing commitments or satisfactory hedging arrangements) to provide for the repayment and/or refinancing in full of the 2015 Convertible Notes on or prior to the 2015 Convertible Maturity Date. As used herein, “Required Amount” means, at any time, the sum of (x) the aggregate outstanding principal amount of the 2015 Convertible Notes at such time and (y) $20,000,000.”

(m)          Clause (e) of Article VII of the Credit Agreement is restated in its entirety as follows:

“(e)          any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice but after the expiration of any applicable grace or cure periods provided for in the applicable agreement or instrument under which such Indebtedness was created) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Notes, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (iii) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof where neither the Borrower nor any of its Affiliates is the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Call Spread Swap Agreement;”

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(n)          Clause (k) of Article VII of the Credit Agreement is restated in its entirety as follows:

“(k)          (i) a Change of Control shall have occurred or (ii) the occurrence of a “Fundamental Change” and/or “Make-Whole Fundamental Change” (each howsoever defined) under any indenture governing Permitted Convertible Notes;”

2.            Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           The Administrative Agent shall have received counterparts of this Amendment duly executed by the Loan Parties, the Required Lenders, the Issuing Banks, the Swingline Lender and the Administrative Agent.

(b)           The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and out-of-pocket expenses (including, to the extent invoiced, reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the Loan Documents and required to be paid pursuant to the Credit Agreement.

3.             Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a)           This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors’ rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

(b)          As of the date hereof and after giving effect to the terms of this Amendment, (i) the representations and warranties of the Loan Parties set forth in the Loan Documents, as amended hereby, are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) with the same effect as though made on and as of the date of this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and (ii) no Default or Event of Default has occurred and is continuing.

4.             Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect.

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(c)           Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)           This Amendment is a Loan Document under (and as defined in) the Credit Agreement.

5.            Consent and Reaffirmation. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Loan Parties consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement, the Security Agreement, the Pledge Agreement and any other Loan Document executed by it and acknowledges and agrees that the Credit Agreement, the Security Agreement, the Pledge Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

6.             Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

7.            Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.            Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ACETO CORPORATION,
as the Borrower

By:	/s/ Salvatore Guccione

Name:	Salvatore Guccione
Title:	Chief Executive Officer

ACETO AGRICULTURAL CHEMICALS CORPORATION,
as a Loan Party

By:	/s/ Douglas Roth

Name:	Douglas Roth
Title:	Secretary

RISING PHARMACEUTICALS, INC.,
as a Loan Party

By:	/s/ Douglas Roth

Name:	Douglas Roth
Title:	Secretary

PACK PHARMACEUTICALS, LLC,
as a Loan Party

By:	/s/ Douglas Roth

Name:	Douglas Roth
Title:	Secretary

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of October 28, 2015

Aceto Corporation

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By:	/s/ Eileen Van der Waag

Name:	Eileen Van der Waag
Title:	Authorized Officer

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of October 28, 2015

Aceto Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as a Lender and as an Issuing Bank

By:	/s/ Michael Zick

Name:	Michael Zick
Title:	Vice President

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of October 28, 2015

Aceto Corporation

CITIBANK, N.A.,
as a Lender

By:	/s/ Stuart N. Berman

Name:	Stuart N. Berman
Title:	Vice President

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of October 28, 2015

Aceto Corporation

CAPITAL ONE NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Paul Darrigo

Name:	Paul Darrigo
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of October 28, 2015

Aceto Corporation